UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008 (June 11, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Investment Agreement

On June 11, 2008, Transmeridian Exploration Incorporated (the “Company”) entered into an Investment Agreement with United Energy Group Limited, an exempted company with limited liability existing under the laws of Bermuda (“UEGL”) (the “Investment Agreement”), pursuant to which UEGL agreed, through a series of related transactions, subject to closing conditions, to acquire at least 90% of the Company’s outstanding shares of 15% senior redeemable convertible preferred stock (“Senior Preferred Stock”) and 20% junior redeemable convertible preferred stock (“Junior Preferred Stock”, and together with the Senior Preferred Stock, the “Preferred Stock”) and to make a cash infusion to fund the Company’s ongoing capital expenditure program and working capital requirements.

In connection with the Investment Agreement and the transactions contemplated thereunder, on June 11, 2008, UEGL entered into (i) stock purchase agreements (the “Senior Purchase Agreements”) with certain holders of the Senior Preferred Stock (the “Key Senior Preferred Stockholders”) pursuant to which UEGL agreed, subject to closing conditions, to acquire all of the shares of Senior Preferred Stock held by such holders in exchange for $76 per share in cash or, in the case of two such holders, convertible bonds to be issued by UEGL (“UEGL Bonds”) and (ii) a stock purchase agreement (the “Junior Purchase Agreement” and, together with the Senior Purchase Agreements, the “Purchase Agreements”) with certain holders of the Junior Preferred Stock (the “Key Junior Preferred Stockholders”) pursuant to which UEGL agreed, subject to closing conditions, to acquire all of the shares of Junior Preferred Stock held by such holders in exchange for $76 per share in cash or, at the election of such holders, a combination of cash and shares of the Company’s common stock (the “Common Stock”) valued at a price of $1.40 per share.

In connection with the Investment Agreement and the Purchase Agreements, UEGL has agreed to commence a tender offer (the “Tender Offer”) to acquire (i) all of the shares of Senior Preferred Stock that are not owned by the Key Senior Preferred Stockholders for $76 per share in cash or, at UEGL’s option, UEGL Bonds, and (ii) all of the shares of Junior Preferred Stock that are not owned by the Key Junior Preferred Stockholders for $76 per share in cash. The obligations of UEGL under the Tender Offer will be subject to a minimum 90% acceptance threshold, which includes the shares to be purchased from the Key Senior Preferred Stockholders and the Key Junior Preferred Stockholders. In connection with the Tender Offer, the Company may, if requested by UEGL, solicit consents from the holders of the Preferred Stock to make certain amendments to the certificates of designation to remove the majority of rights and covenants of the Preferred Stock and to allow the Company to redeem the shares of the Preferred Stock at $76.00 per share at its election.

Subject to the terms and conditions of the Investment Agreement, the Company currently intends to cause Transmeridian Exploration Inc. (the “Senior Notes Issuer”) to commence an exchange offer and limited exit consent solicitation at UEGL’s request, pursuant to which the Senior Notes Issuer would offer to exchange its existing 12% Senior Secured Notes due 2010 (the “Senior Notes”) for new notes (the “New Notes”) and cash (the “Exchange Offer”). The Exchange Offer will be subject to a minimum 90% acceptance threshold.

The obligations of UEGL under the Investment Agreement and the Purchase Agreements are subject to the completion of the Tender Offer and the Exchange Offer.

The transactions contemplated by the Investment Agreement and the Purchase Agreements are conditioned upon an amendment to and restatement of the Company’s amended and restated bylaws and amended and restated certificate of incorporation (the “Amendment to the Certificate of Incorporation”) to increase the number of authorized shares of Common Stock to 500,000,000 and of preferred stock to 15,000,000 and to make certain other changes to permit the transactions. The Company will file a proxy statement soliciting proxies from the holders of Common Stock to vote in favor of the Amendment to the Certificate of Incorporation.

Upon the closing of the transactions described above and the other conditions to closing discussed below (the “Swap Closing”), UEGL will:

(1)	Pay into an escrow account the “First Tranche Price,” which amount will equal: (i) $151,215,804 minus (ii) (A) the number of shares of Senior Preferred Stock and Junior Preferred Stock acquired by UEGL in the transaction times (B) $100 minus (iii) the additional returns to be paid to the holders of Junior Preferred Stock pursuant to the Investment Agreement and the Junior Purchase Agreement (the “Additional Returns”);

(2)	Surrender to the Company all of the shares of Senior Preferred Stock and Junior Preferred Stock acquired by it;

(3)	Pay the Additional Returns to the holders of Junior Preferred Stock; and

(4)	Receive 1,512,158 shares of the Company’s series B-1 redeemable convertible preferred stock, par value $0.0006 per share (the “B-1 Preferred Stock”), at a conversion price of $1.40 per share (which share amount may be adjusted to up to 2,092,158 shares of B-1 Preferred Stock at or after the Swap Closing depending upon (i) UEGL’s election to exchange certain of the Company’s debt securities held by it and/or (ii) repayment to UEGL in the event that UEGL funds the Company’s change of control offer for any outstanding Senior Notes).

Also at the Swap Closing, UEGL will:

(1)	Pay into the escrow account the “Second Tranche Price,” an amount equal to: (i) $62,289,686 minus (ii) if UEGL elects and the aggregate of the First Tranche Price and $62,289,686 exceeds $75,000,000 (any such excess, the “Capital Excess”), the amount of the Capital Excess;

(2)	Receive 622,897 shares of the Company’s series B-2 redeemable convertible preferred stock, par value $0.0006 per share (the “B-2 Preferred Stock”), at a conversion price of $1.84 per share, such total number of shares of B-2 Preferred Stock to be proportionately reduced by the Capital Excess UEGL elects not to pay;

(3)	Receive 10-year warrants to purchase 33,653,960 shares of Common Stock at $2.00 per share; and

(4)	Subject to certain events not having occurred, receive 10-year warrants to purchase 5,000,000 shares of Common Stock at $1.00 per share.

Cash proceeds placed in escrow at the Swap Closing will be disbursed in accordance with a capital requirements schedule, subject to review by an oversight committee of the Company’s board of directors appointed by UEGL. After the Swap Closing, the Company will redeem for cash the remaining shares of Senior Preferred Stock and Junior Preferred Stock not tendered to or purchased by UEGL. UEGL will have the right to exchange any Senior Notes held by it for B-1 Preferred Stock at a rate of $100 principal amount per share of B-1 Preferred Stock. If the Swap Closing occurs, the Company will also cause the Senior Notes Issuer to make a change of control offer for the Senior Notes not exchanged for New Notes as required by the Indenture, dated as of December 12, 2005, among the Senior Notes Issuer, the Company and certain of the Company’s other subsidiaries, as guarantors, and the indenture trustee, as supplemented by the First Supplemental Indenture, dated as of December 22, 2005 and the Second Supplemental Indenture, dated as of May 24, 2006. If UEGL funds the change of control offer, it will have the right to acquire shares of B-1 Preferred Stock at a rate of $100 per each share of B-1 Preferred Stock acquired. The total amount of additional shares that may be issued in connection with the exchange of Senior Notes held by UEGL and the change of control offer will be capped at 580,000 shares.

The closing of the transactions contemplated in the Investment Agreement is subject to specified conditions, including the consummation of the purchase of the Preferred Stock by UEGL under the Purchase Agreements described in the Company’s June 11, 2008 press release, attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Press Release”), the consent of 66 2/3% of the outstanding shares of each class of Preferred Stock to amendments to their respective certificates of designation (to the extent and only if UEGL does not “beneficially own” at least 66 2/3% of the outstanding shares of such class of Preferred Stock), the tender of a number of shares of the Senior Preferred Stock and Junior Preferred Stock in the Tender Offer such that at least 90% of the shares of each class will have been sold to UEGL pursuant to the Purchase Agreements or tendered to UEGL in the Tender Offer, the tender for exchange of at least 90% of the outstanding principal amount of Senior Notes issued in the Exchange Offer, the written release of all the parties to the additional return agreements dated as of June 18, 2007 and June 26, 2007 of their rights under such agreements, receipt of any required government approvals, exchange approvals, various anti-trust approvals and other customary consents and approvals for a transaction of this size and nature.

The Investment Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Investment Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Investment Agreement were made only for purposes of the Investment Agreement and as of specific dates, were solely for the benefit of the parties to the Investment Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Investment Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in the Company’s disclosure schedule delivered in connection with the signing of the Investment Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Investment Agreement and are modified in important part by the Company’s disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Investment Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The descriptions of the Investment Agreement above and in the Press Release do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement.

Investor Rights Agreement

On June 11, 2008, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) to be effective at the closing of the transactions contemplated by the Investment Agreement pursuant to which UEGL and subsequent transferees of certain of UEGL’s securities will have, among other things and subject to the existence of other conditions, demand and piggyback registration rights and the right of first negotiation with respect to significant business combinations and similar matters.

The Investor Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Investor Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement.

Terms of New Preferred Stock

The following is a summary of the material terms of the B-1 Preferred Stock and B-2 Preferred Stock (collectively, the “New Preferred Stock”) to be issued to UEGL upon completion of the transactions. The New Preferred Stock will be issued in two series but, other than conversion price, will have substantially identical terms and conditions. The terms of the New Preferred Stock and the listing of the shares of the underlying Common Stock are subject to approval by The American Stock Exchange (“AMEX”).

Ranking

The New Preferred Stock ranks senior to the Common Stock, the Senior Preferred Stock and the Junior Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding up or dissolution.

Dividends

The New Preferred Stock is entitled to receive cumulative annual dividends of $15.00 per share, payable quarterly in cash (if permitted by the terms of the Company’s then-outstanding indebtedness and outstanding capital stock senior or equal in ranking to the New Preferred Stock), additional shares of New Preferred Stock or shares of Common Stock, in each case at the Company’s option and subject to the satisfaction of certain conditions. Any payment of dividends in shares of New Preferred Stock will be based on the $100 liquidation preference of the New Preferred Stock, and any payment of dividends in shares of Common Stock will be based on 95% of the average closing sale price of the Common Stock for the ten consecutive trading day period on AMEX ending immediately prior to the applicable determination date. The dividend will decrease to a rate of $12.00 per share if the closing price of the Common Stock equals or exceeds 150% of the then-effective conversion price for at least 180 consecutive trading days.

Conversion

Each share of the B-1 Preferred Stock will be convertible at any time at the option of the holder thereof into approximately 71.43 shares of Common Stock (based on the current conversion price of $1.40 per share of Common Stock) and each share of the B-2 Preferred Stock, will be convertible at any time at the option of the holder thereof into approximately 54.34 shares of Common Stock (based on the current conversion price of $1.84 per share).

The conversion price and number of shares of Common Stock to be delivered upon conversion of the New Preferred Stock is subject to adjustment to reflect certain events, including the payment of certain dividends, stock splits, certain issuances of Common Stock or rights to purchase Common Stock and other events, as well as for future issuances of Common Stock or options, warrants or securities convertible into Common Stock at a price per share of Common Stock less than $1.40 or $1.84, as the case may be (which “floor” is likewise subject to anti-dilution adjustments as described herein), in which event the conversion price will be adjusted downward to the lowest price at which such Common Stock is issued or deemed issued.

Mandatory Redemption

The New Preferred Stock is redeemable at the holder’s option in 2013, or the fifth anniversary date of issuance of the New Preferred Stock, in cash, for the $100 liquidation preference (subject to the terms of the Company’s then-outstanding indebtedness and capital stock ranking senior to, or on parity with, the New Preferred Stock) plus all accrued and unpaid dividends. If the

Company is not legally permitted to make cash payments with respect to such dividends, holders are entitled to receive additional shares of Common Stock based on the average closing price of the Common Stock for the 10 trading days up to and including the redemption date.

Change of Control Redemption

Upon a change of control, the holders of New Preferred Stock will have the right to require the Company to redeem in cash (subject to the terms of the Company’s then-outstanding indebtedness and capital stock ranking senior to, or on parity with, the New Preferred Stock) the New Preferred Stock, at a price per share equal to (i) (A) 110% of the then-effective conversion price times the number of shares into which the New Preferred Stock is convertible, if the volume weighted average price for 30 consecutive trading days is equal to or less than the conversion price, or (B) 100% of the then-effective conversion price times the number of shares into which the New Preferred Stock is convertible, if the volume weighted average price for 30 consecutive trading days is greater than the conversion price, plus (ii) accrued and unpaid dividends.

Voting Rights; Board Representation

Holders of the New Preferred Stock will vote together with the holders of the Common Stock on an as-converted basis. Holders of the New Preferred Stock will have the right to elect a majority of the Company’s directors.

The affirmative consent of 66-2/3% of the outstanding shares of the New Preferred Stock, subject to certain exceptions, is required to (i) issue additional shares of New Preferred Stock, (ii) authorize or issue a class of capital stock senior to, or on parity with, the New Preferred Stock, (iii) amend the Company’s charter (by merger or otherwise) so as to adversely affect the New Preferred Stock, (iv) effect a change of control, (v) increase or decrease the size of the board of directors or (vi) waive compliance with the restrictive covenants described below under “Restrictive Covenants.”

If the Company fails to pay dividends on the New Preferred Stock or any stock ranking equally with the New Preferred Stock and having similar voting rights for two or more years or fails to redeem the New Preferred Stock at the holder’s election on the fifth anniversary of the issue date or in connection with a change of control, the holders of the New Preferred Stock and any stock ranking equal to the New Preferred Stock and having similar voting rights will have the right to elect two additional directors.

Restrictive Covenants

The New Preferred Stock contains restrictive covenants related to (i) the Company’s ability to incur indebtedness, (ii) make certain payments or investments, (iii) the ability of the Company and its subsidiaries to pay dividends and (iv) the Company’s ability to issue additional shares of New Preferred Stock or issue any capital stock that is senior to or ranks equal with the New Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding up or dissolution.

In addition, the terms of the New Preferred Stock further provide for preemptive rights in favor of the holders of the New Preferred Stock with respect to certain securities offerings that the Company may make in the future.

Terms of Warrants

The following is a summary of the material terms of the warrants to be issued to UEGL upon the completion of the transactions.

The warrants to be issued to UEGL will give it the right to acquire, for a 10 year period, approximately 33.7 million shares of Common Stock at a price per share of $2.00, and 5 million shares of Common Stock at a price per share of $1.00. The warrants may be exercised by cashless exercise, and the exercise price is subject anti-dilution adjustments for dividends, subdivisions, combinations and reclassifications of Common Stock and for other distributions, as well as for issuances of Common Stock for less than the then-current exercise price on a weighted-average basis.

Proxies

The Company currently intends to solicit proxies for use at either the 2008 annual meeting or a special meeting of common stockholders, or at any adjournment or postponement thereof, to vote in favor of approval and adoption of the Investment Agreement and certain other matters related to the consummation of the transactions contemplated thereby and, in the case of the 2008 annual meeting to vote on any other matters that shall be voted upon at the Company’s 2008 annual meeting of stockholders. The Company currently intends to file a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with this solicitation of proxies. All common stockholders are strongly encouraged to read the proxy statement, if and when it is available, because it will contain important information. Common stockholders may obtain copies of the proxy statement and related materials, if and when they are available, for free at the SEC’s website at www.sec.gov.

The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from stockholders of the Company for use at its 2008 annual meeting or a special meeting of stockholders and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, will be contained in the proxy statement on Schedule 14A that Transmeridian currently intends to file with the SEC.

This Current Report on Form 8-K is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. Any securities offered in connection with the transaction will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the SEC. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Item 8.01 Other Events.

On June 11, 2008, the Company issued a press release filed herewith as Exhibit 99.1 announcing the transactions.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 2.1	Investment Agreement, dated June 11, 2008, by and between United Energy Group Limited and the Company

Exhibit 10.1	Investor Rights Agreement, dated June 11, 2008, by and between United Energy Group Limited and the Company

Exhibit 99.1	Press Release, dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 17, 2008	By:	/s/ Earl W. McNiel
		Name:	Earl W. McNiel
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Investment Agreement, dated June 11, 2008, by and between United Energy Group Limited and the Company

Exhibit 10.1	Investor Rights Agreement, dated June 11, 2008, by and between United Energy Group Limited and the Company

Exhibit 99.1	Press Release, dated June 11, 2008